UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 12, 2008

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 12, 2008, the Company entered into an amendment no. 2 (the “Amendment to Note Purchase Agreement”) to that certain convertible note purchase agreement and security agreement with K One W One (“K1W1”), each dated February 4, 2008 (“the Note Purchase Agreement”), and previously disclosed on Form 8-K filed February 5, 2008 and in each case as amended by that certain Amendment No. 1 to Convertible Note Purchase Agreement and Security Agreement dated July 4, 2008 as previously disclosed on Form 8-K filed July 8, 2008.  Pursuant to the Amendment to Note Purchase Agreement, the Company may borrow an additional US $500,000 or such greater amount as is approved in writing by the Company’s board of directors and K1W1.  Under the Note Purchase Agreement, as amended on August 12, 2008, K1W1 purchased an additional note in the face amount of US $500,000.  All notes issued under the Note Purchase Agreement, as amended, are secured by the assets of the Company pursuant to the security agreement on substantially the same terms.  To date, the Company has issued K1W1 notes under the Note Purchase Agreement, as amended, in the aggregate principal amount of $3,900,000.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.36	Amendment No. 2 to Convertible Note Purchase Agreement and Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: August 15, 2008	By:	/s/ Jonathan J. McCaman
Mr. Jonathan J. McCaman President